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                                                                   Exhibit 99.1


                     MEMORANDUM OF UNDERSTANDING RELATING TO
                 COMMON STOCK ISSUANCE AND RELATED TRANSACTIONS

                                  MAY 10, 2001

        This Memorandum of Understanding Relating to Common Stock Issuance and Related Transactions (the "MOU") is entered into as of May 10, 2001 by and between IMP, Inc., a Delaware corporation ("IMP"), and Subba Rao Pinamaneni on behalf of himself and an investment group to be formed by him including K.Y. Mok, Dilip Kumor V. Lakhi, John Chu, Sugriva Reddy, Tarsaim Batra and Moiz Khambaty (the "New Investor").

        The background of this MOU is that IMP presently requires a significant cash infusion in order to avoid an insolvency that would require a filing for protection under applicable bankruptcy laws. Cash infusions have been sought from multiple parties, including the existing majority stockholder and its affiliates, but no viable offer has been obtained. In order to avoid the insolvency of IMP, IMP and the New Investor have reached an agreement on the material terms of a cash infusion from the New Investor upon the terms and subject to the conditions set forth in this MOU. The terms of this transaction have been approved by the Board of Directors of IMP, including the independent director, and the majority stockholder. These terms are set forth below:

TRANSACTION SUMMARY:    IMP will issue and sell to the New Investor, and the
                        New Investor will purchase from IMP, shares of IMP's common stock representing 75% of IMP's fully diluted equity after giving effect to such issuance. The calculation of IMP's fully diluted capitalization will include the following: (1) all outstanding shares of common stock and (2) all shares issuable upon exercise of warrants outstanding on the date of this MOU. The calculation will exclude any shares issuable upon (a) exercise of outstanding stock options to purchase shares of common stock, (b) conversion of outstanding convertible debentures held by Teamasia Semiconductors
                        (India) Ltd. ("TSIL" and, collectively with its affiliates, "Teamasia") and (c) exercise of warrants to be issued to TSIL. The estimated capitalization of IMP is set forth on Exhibit A hereto.

PURCHASE PRICE:         The New Investor will pay a purchase price equal to $6.0
                        million in cash and/or through the issuance of one or more irrevocable letters of credit by a reputable bank for the benefit of IMP. The New Investor will provide reasonable assurances to IMP of the New Investor's ability to meet its funding obligations. All payments made to IMP by the New Investor after 8:00 a.m. on Monday, May 7, 2001 shall be deemed to be advances towards, and shall count against, the $6.0 million purchase price. The New Investor shall provide the



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                            Company with an accounting (including reasonable
                            backup documentation) of any and all amounts to be applied toward such purchase price.

                            The payment of the purchase price by the New
                            Investor will be structured so as to assure that IMP's material short-term cash requirements are met. At a minimum, the $6.0 million will be funded as follows: $2.6 million will be available on or before June 8, 2001 and $3.4 million will be available on or before July 9, 2001. No later than May 24, 2001, the New Investor will provide IMP's Board of Directors with written confirmation that IMP has paid all amounts then due or owing with regard to payroll expenses, rent, insurance premiums, health plan premiums and statutory payments set forth on Exhibit B hereto.

ISSUANCE OF SHARES:         Upon the funding by the New Investor of a minimum of
                            $2.75 million of the purchase price, IMP shall issue to the New Investor an aggregate of one-third of the total shares to be issued to the New Investor. Upon the funding by the New Investor of the $3.25 million balance of the purchase price, IMP shall issue to the New Investor the remaining two-thirds of the total shares to be issued to the New Investor.

TREATMENT OF INDEBTEDNESS:  To date, the New Investor has provided short-term bridge financing in an aggregate amount of approximately $1.4 million (the "Management Advances"). The Management Advances shall not count towards the $6.0 million purchase price to be paid by the New Investor and shall remain an unsecured obligation of IMP to the New Investor.

TERMINATION RIGHT:          For a period of 30 days after the definitive terms
                            of the investment to be made by the New Investor pursuant to this MOU is made public by a filing on Form 8-K with the Securities and Exchange
                            Commission, IMP shall have the right to terminate the transactions between it and the New Investor described in this MOU in the event that IMP receives an unsolicited offer (a "Competing Offer") from a third party (other than HSBC (except in connection with a co-investment by a third party with semiconductor industry expertise), TSIL, Linfinity
                            Microelectronics or their respective affiliates, each of which has previously indicated that it is unwilling to make such an investment) with respect to a transaction which the Board of Directors of IMP determines to be a superior transaction for the stockholders of IMP to the transaction described in this MOU; provided, however, that in the event that the Company receives a Competing Offer, the Company will afford the New Investor the


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                            opportunity to submit a revised proposal for
                            consideration by IMP's Board of Directors which matches the terms of the Competing Offer.

EFFECT OF TERMINATION:      In the event that IMP exercises its termination
                            right, IMP will (1) redeem all securities previously issued to the New Investor in accordance with this MOU as well as the Management Advances for a cash payment equal to the original cost of such investments, and (2) make a cash payment to the New
                            Investor in an amount equal to the New Investor's reasonable documented out of pocket expenses, plus
                            $500,000.

NO ACTIVE SOLICITATION:     IMP will not actively seek a Competing Offer, but
                            shall be free, in the exercise of the fiduciary duties of the Board of Directors, to pursue any inquiries received. All inquiries received by management or any director shall promptly be communicated to the full Board of Directors.

REGISTRATION RIGHTS:        IMP will grant to the New Investor customary demand
                            and piggyback registration rights.

APPROVALS:                  These transactions have been approved by the Board
                            of Directors of IMP, such approval consisting of the unanimous approval of the independent director and, based on that recommendation, the unanimous approval of all directors. Such further corporate approvals as deemed appropriate by IMP and the New Investor will be sought and obtained.

CONFIDENTIALITY:            Unless otherwise required by law or legal process,
                            IMP and the New Investor will maintain the confidentiality of the proposed transaction until the parties mutually agree to issue a press release.
                            Notwithstanding the foregoing, the parties will cooperate fully in the continued compliance by IMP with its obligations under the United States federal securities laws.

CERTAIN ACKNOWLEDGMENTS:    In the deliberations and negotiations that preceded
                            this MOU, the parties have made the following disclosures of their respective interests in these transactions:

                                   (a) Mr. Pinamaneni is the Chairman of the
                             Board of IMP and is also a director of, and minority stockholder in, Teamasia. However, in making the proposal for the New Investor, Mr. Pinamaneni is acting on behalf of himself and not acting directly or indirectly for Teamasia.


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                                   (b) Mr. Thompson is an employee of HSBC
                            Private Equity (Asia) Ltd. which advises The HSBC Private Equity Fund 2 Ltd. which, in turn, is an investor in TSIL.

                                   (c) Mr. Reddy, IMP's Chief Executive Officer,
                            also intends to participate in the management group that will in part fund the New Investor.

                                   (d) Mr. Rajan is a minority stockholder in
                            Teamasia but has no other interest in the transactions described in the MOU at this time.

                                   (e) Mr. Brandi is employed by a significant
                            customer of IMP, but has no interest in the transactions described in the MOU.

EXPENSES:                   Except as otherwise provided in this MOU, whether
                            or not the transactions contemplated by this MOU are consummated each party hereto shall pay its own respective legal, accounting, advisory and other fees, and other out-of-pocket expenses incurred in connection with the transactions contemplated herein and will not look to the other party for any contribution toward such expenses.

CONDITIONS:                 Completion of the transaction described in this
                            MOU is subject to the negotiation and execution of a mutually acceptable definitive agreement containing, in addition to the terms outlined above, terms, conditions and other operative provisions customary in transactions of this type, as well as all appropriate ancillary documentation. Notwithstanding the foregoing, the parties acknowledge and agree that all material terms of these transactions are included in this MOU, that the parties intend to be legally bound, and that each covenants in good faith to facilitate the drafting and execution of the necessary definitive documents and public filings.

LEGAL COUNSEL:              The parties agree that Latham & Watkins has to date
                            represented, and shall in the future continue to represent, solely IMP in connection with the transactions described herein.

                            (Signature Page Follows)


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        IN WITNESS WHEREOF, the parties have caused this Memorandum of
Understanding Relating to Common Stock Issuance and Related Transactions to be duly executed and delivered as of the effective date first set forth above.

                                            IMP, INC.



                                            By: /s/ Sugriva Reddy
                                               ---------------------------
                                            Name:  Sugriva Reddy
                                            Title:  Chief Executive Officer




                                               /s/ Subba Rao Pinamaneni
                                               ---------------------------
                                            Subba Rao Pinamaneni, on behalf
                                            of himself and the New Investor


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